UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2015

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 Avenue of the Americas, 43rd Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Update Regarding Previously Disclosed Litigation Matters

In re Delcath Systems, Inc. Securities Litigation, United States District Court for the Southern District of New York (Case No. 13-cv-3116)

As previously disclosed, on May 8, 2013, a purported stockholder of the Company filed a putative class action complaint in the United States District Court for the Southern District of New York, captioned Bryan Green, individually and on behalf of all others similar situated, v. Delcath Systems, Inc., et al. (“Green”), Case No. 1:13-cv-03116-LGS. On June 14, 2013, a substantially similar complaint was filed in the United States District Court for the Southern District of New York, captioned Joseph Connico, individually and on behalf of all others similarly situated, v. Delcath Systems, Inc., et al. (“Connico”), Case No. 1:13-cv-04131-LGS.

The parties have reached a settlement in principle that, if approved by the Court, will fully and finally resolve the claims brought by Lead Plaintiff on behalf of the class it seeks to represent. The proposed settlement establishes a settlement fund of $8,500,000 in return for a release of all claims in this litigation, which is not expected to result in any additional expense in the Company’s financial statements.

On June 24, 2015, the Court granted Lead Plaintiff filed a Motion for Preliminary Approval of Class Action Settlement and set a Final Approval Hearing for October 19, 2015. Pursuant to the Court’s Preliminary Approval Order, notice and claim forms will be mailed to class members and class members will have an opportunity to submit claims, to opt-out of the settlement, and/or to object to the settlement. At the Final Approval Hearing the Court will consider the notice process and results, any objections, and other relevant information. The Court will then decide whether to finally approve the class settlement. If the settlement is finally approved, the settlement funds will be disbursed as provided in the settlement agreement and the Court’s orders.

In re Delcath Systems, Inc. Derivative Shareholder Litigation, United States District Court for the Southern District of New York (Lead Case No. 1:13-cv-03494-LGS)

As previously disclosed, on May 23, 2013, purported stockholders of the Company filed a shareholder derivative lawsuit in the United States District Court for the Southern District of New York, captioned Vincent J. Orlando and Carol Orlando, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al. (“Orlando”), Case No. 1:13-cv-03494-LGS. On June 11, 2013, a substantially similar complaint was filed in the United States District Court for the Southern District of New York, captioned Howard Warsett, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al. (“Warsett”), Case No. 1:13-cv-04002-LGS. On July 19, 2013, another substantially similar complaint was filed in the United States District Court for the Southern District of New York, captioned Patricia Griesi, derivative on behalf of nominal defendant Delcath Systems, Inc. v. Harold S. Koplewicz, et al. (“Griesi”), Case No. 13 cv 5024. In all three cases, Harold S. Koplewicz, Laura A. Brege, Tasos G. Konidaris, Eamonn P. Hobbs, Douglas G. Watson, Laura A. Philips, Roger G. Stoll, and Gabriel Leung were named as defendants (the “Individual Defendants”), and the Company was named as a nominal defendant. On June 25, 2013, the Court consolidated the Orlando and Warsett actions with the caption In re Delcath Systems, Inc. Derivative Shareholder Litigation, Lead Case No. 1:13-cv-03494-LGS (“Consolidated Derivative Case”). On August 1, 2013, the Court consolidated the Griesi action under the caption In re Delcath Systems, Inc. Derivative Shareholder Litigation, Lead Case No. 1:13-cv-03494-LGS. At a hearing on August 2, 2013, the Court entered an order approving Federman & Sherwood as lead counsel. The Court stayed the Consolidated Derivative Case, pending resolution of an anticipated motion to dismiss in In re Delcath Systems, Inc. Securities Litigation, United States District Court for the Southern District of New York, No. 13-cv-3116.

On July 2, 2015, the parties filed a Stipulation of Settlement that, if approved by the Court, will fully and finally resolve the claims brought by the Plaintiffs. The Company has made and/or has agreed to make certain changes to its corporate governance practices, policies and procedures for a period of no less than three years in connection with the proposed settlement, including, but not limited to, the appointment of additional independent directors as announced by the Company on December 15, 2014, complying with enhanced director independence standards, such as a five-year look back on employment of directors and remuneration of directors, directors’ immediate family members or entities affiliated with directors, and the adoption of formal policies memorializing certain corporate governance standards, such as the separation of the roles of the Chairman of the Board and Chief Executive Officer, rotating the position of Audit Committee chairman, and continuing to facilitate annual stockholder “Say on Pay” votes. The Company has also agreed to pay plaintiffs’ costs and attorneys’ fees of $495,000, which is not expected to result in any additional expense in the Company’s financial statements.

The proposed settlement is subject to the preliminary approval of the Court as well as the Court’s final approval after notice of the terms of the settlement has been provided to all current shareholders as of July 2, 2015. Timing of the approval process is dependent on the Court’s calendar. Current shareholders will have the right to object to the settlement in writing to the Court once the Court has set a hearing for final approval. A preliminary approval hearing regarding the proposed settlement has been scheduled for August 12, 2015.

Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., Supreme Court of the State of New York County of New York (Case No. 652030/2013)

As previously disclosed, on June 7, 2013, a purported stockholder of the Company filed a shareholder derivative lawsuit in the Supreme Court of the State of New York County of New York, captioned Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., (“Weinstein”) Case No. 652030/2013. The action named Harold S. Koplewicz, Laura A. Brege, Tasos G. Konidaris, Eamonn P. Hobbs, Douglas G. Watson, Laura A. Philips, Roger G. Stoll, and Gabriel Leung as individual defendants (the “Individual Defendants”), as well as the Company, as a nominal defendant.

The proposed settlement of the Weinstein matter is included in the Stipulation of Settlement filed on July 2, 2015, described above for the Consolidated Derivative Case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: July 7, 2015	By:	/s/ Jennifer K. Simpson, Ph.D.
	Name:	Jennifer K. Simpson, Ph.D.
	Title:	President and Chief Executive Officer